As filed with the Securities and Exchange Commission on March 15, 2011
Registration No. 333-95807

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 11
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)

Telecom HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	13-5674085 (I.R.S. Employer Identification Number)

 One Bryant Park
New York, New York 10036
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
(212) 449-1000
Attn:  Corporate Secretary
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)
Abigail Arms, Esq. Shearman & Sterling LLP 801 Pennsylvania Avenue, NW, Suite 900 Washington, D.C. 20004 (202) 508-8000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Telecom HOLDRSSM Trust

The Telecom HOLDRSSM Trust issues Depositary Receipts called Telecom HOLDRSSM representing your undivided beneficial ownership in the common stock of a group of specified companies that are involved in various segments of the telecommunications industry.  The Bank of New York Mellon is the trustee.  You only may acquire, hold or transfer Telecom HOLDRSSM in a round-lot amount of 100 Telecom HOLDRSSM or round-lot multiples.  Telecom HOLDRSSM are separate from the underlying deposited common stock that are represented by the Telecom HOLDRSSM.  For a list of the names and the number of shares of the companies that make up a Telecom HOLDRSM, see “Highlights of Telecom HOLDRS—The Telecom HOLDRS” in this prospectus.  The Telecom HOLDRSSM Trust will issue Telecom HOLDRSSM on a continuous basis.

Investing in Telecom HOLDRSSM involves significant risks.  See “Risk Factors” starting on page 4.

Telecom HOLDRSSM  are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.  Telecom HOLDRSSM  are not interests in The Bank of New York Mellon, as trustee.  Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Telecom HOLDRSSM  are listed on the NYSE Arca under the symbol “TTH.”  On March 11, 2011, the last reported sale price of Telecom HOLDRSSM  on the NYSE Arca was $27.79.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2011.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Bank of America Corporation.

This prospectus contains information you should consider when making your investment decision.  We have not authorized any person to provide you with any information or to make any representations not contained in this prospectus.  We do not take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not making an offer to sell Telecom HOLDRS in any jurisdiction where the offer or sale is not permitted.  “For information on where you may find more information about the issuers of the underlying securities, see “Where You Can Find More Information.”

The Telecom HOLDRS are not registered for public sale outside of the United States.  Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Telecom HOLDRS or of the underlying securities through an investment in the Telecom HOLDRS.

SUMMARY

The Telecom HOLding Company Depositary ReceiptS or HOLDRS Trust was formed under the depositary trust agreement, dated as of January 24, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Telecom HOLDRS.  The depositary trust agreement was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

The number of shares of each company’s common stock currently held by the trust with respect to each round-lot of Telecom HOLDRS is specified under “Highlights of Telecom HOLDRS—The Telecom HOLDRS.”  This group of common stock, and the securities of any company that may be added to the Telecom HOLDRS, are collectively referred to in this prospectus as the common stock, the securities or the underlying securities.  The companies included in the Telecom HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers or other events See “Description of the Depositary Trust Agreement—Reconstitution events” for an explanation of these events.  The Telecom HOLDRS are separate from the deposited underlying common stock that are represented by the Telecom HOLDRS.  On March 11, 2011, there were 4,638,200 Telecom HOLDRS outstanding.

RISK FACTORS

An investment in Telecom HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Telecom HOLDRS, including the risks associated with a concentrated investment in the telecommunications industry.

General Risk Factors

•
Loss of investment.  Because the value of Telecom HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Telecom HOLDRS if the underlying securities decline in value.

•	Discount trading price. Telecom HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities.  As a result of distributions of securities by companies included in the Telecom HOLDRS or other corporate events, such as mergers, a Telecom HOLDR may represent an interest in a fractional share of an underlying security.  You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other fractional shares of such underlying securities included in the Telecom HOLDRS and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities.  In addition, if you surrender your Telecom HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares.  You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily representative of the telecommunications industry.  At the time of the initial offering, on January 31, 2000, the companies included in the Telecom HOLDRS were generally considered to be involved in various segments of the telecommunications industry; however, since the time of the initial offering, the companies included in the Telecom HOLDRS may not be involved in the telecommunications industry.  In this case, the Telecom HOLDRS may not consist of securities issued only by companies involved in the telecommunications industry.  In addition, the market price of the underlying securities and the Telecom HOLDRS may not necessarily follow the price movements of the entire telecommunications industry generally.  If the underlying securities decline in value, your investment in the Telecom HOLDRS will decline in value, even if securities prices of companies in the telecommunications industry generally increase in value.

•
Not necessarily comprised of solely telecommunication companies.  As a result of distributions of securities by companies included in the Telecom HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Telecom HOLDRS and that are not involved in the telecommunications industry may be included in the Telecom HOLDRS.  The securities of a new company will only be distributed from the Telecom HOLDRS if the securities have a different Standard & Poor’s Corporation (“Standard & Poor’s”) sector classification than any of the underlying issuers included in the Telecom HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange.  As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors.  As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in, or whether the securities of a new company are distributed from, the Telecom HOLDRS provides no assurance that each new company included in the Telecom HOLDRS will be involved in the telecommunications industry.  Currently, the underlying securities included in the Telecom HOLDRS are represented in the Telecommunication Services GICS sector.  As each Standard & Poor’s GICS sector is defined very broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Telecom HOLDRS, and yet not be involved in the telecommunications industry.  In addition, the GICS sector classifications of securities included in the Telecom HOLDRS may change over time if the companies that issued these securities change their focus of operations resulting in a change to a GICS sector classification or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.  Therefore, additional GICS sectors may be represented in the Telecom HOLDRS, which may also result in the inclusion in the Telecom HOLDRS of the securities of a new company that is not involved in the telecommunications industry.

•
No investigation of underlying securities.  The underlying securities initially included in the Telecom HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stock in the telecommunications industry, without regard for the value, price performance, volatility or investment merit of the underlying securities.  The Telecom HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed, and will not in the future perform, any investigation or review of the selected companies, including the public filings by the companies.  Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

•
Loss of diversification.  As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Telecom HOLDRS may not necessarily be a diversified investment in the telecommunications industry.  In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in distributions of securities from, or the inclusion of additional securities in, the Telecom HOLDRS may also reduce diversification.  As a result, Telecom HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices.  In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security, or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Telecom HOLDRS and receive delivery of each of the underlying securities, including those underlying securities that you may not want to sell or are not subject to a tender offer or repurchase offer.  The cancellation of your Telecom HOLDRS will allow you to sell individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program.  The cancellation of Telecom HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts.  Trading in Telecom HOLDRS on the NYSE Arca may be halted if (i) the Telecom HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Telecom HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Telecom HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further dealings on the NYSE Arca inadvisable.  If trading is halted in Telecom HOLDRS, you will not be able to trade Telecom HOLDRS and you will only be able to trade the underlying securities if you cancel your Telecom HOLDRS and receive each of the underlying securities.

•
Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the Telecom HOLDRS if (i) the Telecom HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Telecom HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Telecom HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further listing of the Telecom HOLDRS on the NYSE Arca inadvisable.  If the Telecom HOLDRS are delisted by the NYSE Arca, a termination event will result unless the Telecom HOLDRS are listed for trading on another U.S. national securities exchange within five business days from the date the Telecom HOLDRS are delisted.

•
Possible conflicts of interest.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Telecom HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

•
Delays in distributions.  The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution.  You may, however, receive such cash or other distributions later than you would if you owned the underlying securities outside of the Telecom HOLDRS.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the Telecommunications Industry

•
Telecommunications companies’ stock prices have been and will likely continue to be volatile which will directly affect the price volatility of the Telecom HOLDRS and you could lose all or a substantial part of your investment. Telecommunications companies’ stock prices could be subject to wide fluctuations in response to a variety of factors, including:

▪	failure to integrate or realize projected benefits from acquisitions;

▪	acquisition-related announcements;

▪	announcements of new contracts, technological innovations or new products;

▪	changes in government regulations;

▪	changes in financial estimates by securities analysts;

▪	additions or departures of key personnel;

▪	fluctuations in quarterly and annual operating results; and

▪	general market conditions.

As a result, the value of your investment may be subject to significant decreases over short periods of time.  In addition, the trading prices of some telecommunications companies’ stocks in general have experienced price and volume fluctuations.  These fluctuations often have been and may in the future be unrelated or disproportionate to the operating performance of these companies.  The valuations of many telecommunications companies’ stock prices are high when measured by conventional valuation standards such as price to earnings and price to sales ratios.  Some of these companies do not, or in the future might not, have earnings.  As a result, these trading prices may decline substantially and valuations may not be sustained.  Any negative change in the public’s perception of the prospects of telecommunications companies, generally, could depress the stock prices of a telecommunications company regardless of its results.  The sharp decline in the market price of many telecommunications and telecommunications-related companies’ stocks since early 2000 is an example of this effect.  Other broad market and industry factors may decrease the stock price of telecommunications companies’ common stock, regardless of their operating results.  Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of telecommunication companies’ stocks.

As a result of fluctuations in the trading prices of the companies included in the Telecom HOLDRS, the trading price of Telecom HOLDRS has fluctuated significantly.  The initial offering price of a Telecom HOLDR, on January 31, 2000, was $89.60 and during 2010, the price of a Telecom HOLDR reached a high of $28.63 and a low of $21.13.

•
Some telecommunications companies are highly leveraged and must raise additional capital to implement their business strategies.  The business strategies of some telecommunications companies are focused on acquisitions and extensive capital expenditures.  Implementing such strategies has resulted in the incurrence of substantial debt obligations and the regular need to incur additional debt.  As a result of high levels of debt, these telecommunications companies will need significant cash to service existing debt obligations, which could reduce funds available to implement their business strategies.  Telecommunications companies may not be able to obtain additional financing or may not be able to obtain it on a timely basis or on favorable terms.  There can be no assurance that telecommunications companies will be able to service their debt, refinance existing debt or raise additional financing necessary to implement key aspects of their business strategies or continue their operations.

•
A decline in information technology spending may result in a decrease in revenues or lower the growth rate of the companies whose securities are included in Telecom HOLDRS.  A decline in the demand for information technology among current and prospective customers of the companies included in Telecom HOLDRS may result in decreased revenues or a lower growth rate for these companies because their sales depend, in part, on their customers’ level of funding for new or additional information technology systems and services.  Moreover, demand for these telecom companies’ products and services may be reduced by a decline in overall demand for computer software and services.  In addition, an economic downturn or other negative telecommunications trends may cause customers of the companies included in the Telecom HOLDRS to reduce or eliminate information technology spending and cause price erosion throughout the telecom industry.

•
Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits.  Various telecommunications companies are active acquirers of other companies as part of their business plans.  There can be no assurance that telecommunications companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration.  There can be no assurance that telecommunications companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel.  Further, telecommunications companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

•
Inability to manage rapid growth could adversely affect financial reporting, customer service and revenues.  Many telecommunications companies may rapidly expand their networks and operations.  This expansion may place significant demands on the operating, financial control and billing systems, customer support, sales and marketing and administrative resources and network infrastructure of many telecommunications companies.  This growth will require many telecommunications companies to enhance management, financial and information systems and to effectively develop and train their employee base.

•
Changes in the regulatory environments in which telecommunications companies operate could affect their ability to offer products and services. Communications services and products are subject to significant regulation at the federal, state, local and international levels.  Delays in receiving required regulatory approvals and licenses or the enactment of new and adverse regulatory requirements may have a material adverse effect upon the ability of telecommunications companies to continue to offer existing and new products and services.  In addition legislative, judicial, and regulatory agency actions could negatively affect the ability of many telecommunications companies to maintain required licenses or renew licenses upon their expiration.

•
If telecommunications companies do not adapt to the rapid changes in the industry, they could lose customers or market share.  The telecommunications industry is changing rapidly due to, among other factors, deregulation initiatives in many countries, privatization of monopoly government telecommunications providers, technological improvements, expansion of telecommunications infrastructure and the globalization of the world’s economics and trade.  This period of rapid technological evolution is marked by the introduction of new products and services and increased availability of transmission capacity, as well as the increasing utilization of Internet-based technologies for voice and data transmission.  The success of telecommunications companies will depend substantially on their ability to predict which of the many possible networks, products and services will be important to finance, establish and maintain.  In particular, as telecommunications companies expand and develop their network further, they will become increasingly exposed to the risks associated with the relative effectiveness of their technology and equipment.  The cost of implementation of technologies could be significant, and there can be no assurances that a telecommunications company will select appropriate technology and equipment or that it will obtain appropriate new technology on a timely basis or on satisfactory terms.  The failure to obtain effective technology and equipment may adversely affect a telecommunications company’s ability to offer competitive products and services and the viability of its operations.

•
The telecommunications industry is competitive which could adversely affect the business, results of operations and financial conditions of many telecommunications companies.  Many telecommunications companies face significant competition from other telecommunications companies.  Many telecommunications companies compete domestically and internationally with incumbent telecommunications providers, some of which have special regulatory status and exclusive rights to provide certain services, and all which have historically dominated local telecommunications.  Many telecommunications companies also compete with long distance carriers for the provision of long distance services.  Sometimes the incumbent telecommunications provider offers both local and long distance services.  A continuing trend toward business combinations and alliances in the telecommunications industry may create significant new and larger competitors.

•
Inability to predict traffic volume could adversely affect the revenues of many telecommunications companies.  Some telecommunications companies offering long distance services enter into long-term agreements for leased capacity on the land-based or undersea cable and switches of other telecommunications companies.  If capacity is leased in anticipation of traffic volumes that do not reach expected levels, telecommunications companies will have to pay for transmission capacity without corresponding revenues.  Also, additional fees are often charged when a telecommunications company under-utilizes the capacity it leases.  Conversely, if a telecommunications company underestimates its need for capacity, it often must obtain additional transmission capacity through more expensive sources.

•
System failures, interruptions or shutdowns may cause loss of customers.  The success of many telecommunications companies depends upon their ability to deliver reliable, high-speed telecommunications service over their networks.  The companies’ networks are vulnerable to damage or cessation of operations from fire, earthquakes, severe storms, power loss and similar events, particularly if such events occur within a high traffic location of the network.  As many telecommunications companies increase both their capacity and reach, and as traffic volume increases, they will be faced with increasing demands and challenges in managing circuit capacity and traffic management systems.  Any prolonged failure of communications networks or other systems or hardware that causes interruptions to operations could seriously damage the reputation of such telecommunications companies and result in customer attrition and financial losses.

•
Many telecommunications companies may not be able to implement billing and customer information systems effectively and on schedule which could adversely affect their growth and ability to bill and receive payments from customers.  Sophisticated billing and information systems are vital to many telecommunications companies and their ability to bill and receive payments from customers, reduce credit exposure and monitor costs.  If telecommunications companies fail to effectively implement these systems, it would adversely affect the business of these telecommunications companies.

•
The international operations and investments of many telecommunication companies expose them to risks associated with the instability and changes in economic, legal and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business.  The risks that telecommunications companies’ international operations and investments are exposed to include:

▪	volatility in general economic, social and political conditions;

▪	the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

▪	differing tax rates, tariffs, exchange controls or other similar restrictions;

▪	currency fluctuations; and

▪	changes in and compliance with domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

•
Many telecommunications companies are dependent on their ability to continue to retain and attract highly skilled technical and managerial personnel to develop and operate their businesses. The success of many telecommunications companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel.  If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined.  Competition for such personnel and relationships is intense, especially in emerging markets.  There is no certainty that any of these telecommunications companies will be able to continue to attract and retain qualified personnel.

HIGHLIGHTS OF TELECOM HOLDRS

This discussion highlights information regarding Telecom HOLDRS.  We present certain information more fully in the rest of this prospectus.  You should read the entire prospectus carefully before you purchase Telecom HOLDRS.

Issuer	Telecom HOLDRS Trust.

The trust
The Telecom HOLDRS Trust was formed under the depositary trust agreement, dated as of January 24, 2000, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Telecom HOLDRS.  The depositary trust agreement was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York Mellon, a New York state- chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.  The trustee is responsible for receiving deposits of underlying securities and delivering Telecom HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of Telecom HOLDRS.

Purpose of Telecom HOLDRS	Telecom HOLDRS were designed to achieve the following:

Diversification.  Telecom HOLDRS were initially designed to allow you to diversify your investments in the telecommunications industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.  See “Risk Factors – General Risk Factors.”

Flexibility.  The beneficial owners of Telecom HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Telecom HOLDRS, and can cancel their Telecom HOLDRS to receive each of the underlying securities represented by the Telecom HOLDRS.

Transaction costs.  The expenses associated with buying and selling Telecom HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the telecommunications industry.  Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Telecom HOLDRS.  Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “Reconstitution events.”

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Telecom HOLDRS
The trust has issued and may continue to issue, Telecom HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded common stock that are held by the trust on your behalf.  The Telecom HOLDRS themselves are separate from the underlying securities that are represented by the Telecom HOLDRS.

The following table provides:

•	the names of the issuers of the underlying securities currently represented by Telecom HOLDRS;

•	the stock ticker symbols;

•	the share amounts currently represented by a round-lot of 100 Telecom HOLDRS; and

•	the primary U.S. market on which the securities of the selected companies are traded.

Name of Company(2)	Ticker	Share Amounts	Primary Trading Market
AT&T Inc.	T	50.7721	NYSE
BCE Inc.	BCE	4.5750	NYSE
CenturyLink Inc.	CTL	2.1374	NYSE
Cincinnati Bell Inc.(1)	CBB	2.0000	NYSE
Frontier Communications Corporation	FTR	5.2232	NYSE
Level 3 Communications, Inc.	LVLT	3.0000	NASDAQ GS
Qwest Communications International Inc.	Q	12.9173	NYSE
Telephone and Data Systems, Inc. Special Common Shares ‘TDS’	TDS.S	1.0000	NYSE
Sprint Nextel Corporation	S	16.6050	NYSE
Telephone and Data Systems, Inc.	TDS	1.0000	NYSE
Verizon Communications Inc.	VZ	21.7600	NYSE
Windstream Corporation	WIN	2.0679	NASDAQ GS

(1) CenturyTel Inc. changed its name to CenturyLink Inc.on June 1, 2010.

(2) As a result of the spin-off of Frontier Communications Corporation from Verizon Communications Inc., a component of the Telecom HOLDRS Trust, Frontier Communications Corporation was added as an underlying security of the Telecom HOLDRS Trust effective July 8, 2010.  Shareholders of Verizon Communications Inc. received 0.2400397313 shares of Frontier Communications Corporation.  The Bank of New York Mellon received 5.22326455308 shares of Frontier Communications Corporation for the 21.76 shares of Verizon Communications Inc. per 100 share round-lot of Telecom HOLDRS.  Effective July 8, 2010, 5.22326455308 shares of Frontier Communications Corporation will be required for creations/cancellations per 100 share round-lot of Telecom HOLDRS.

The companies whose securities were initially included in the Telecom HOLDRS at the time Telecom HOLDRS were originally issued on January 31, 2000 were generally considered to be among the largest and most liquid companies with U.S.-traded securities involved in the telecommunications industry, as measured by market capitalization and trading volume on December 15, 1999.  The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

The trust will only issue and cancel, and you may only obtain, hold, trade or surrender, Telecom HOLDRS in a round-lot of 100 Telecom HOLDRS and round-lot multiples. The trust will only issue Telecom

HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Telecom HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Telecom HOLDRS, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRS.

The number of outstanding Telecom HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities.  The trust will stand ready to issue additional Telecom HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases	You may acquire Telecom HOLDRS in two ways:

●	through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee; or

●	through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Telecom HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Telecom HOLDRS, The Bank of New York Mellon, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS.  If you wish to cancel your Telecom HOLDRS and withdraw your underlying securities, The Bank of New York Mellon, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Telecom HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, in addition to the issuance fee charged by the trustee that is described above.

Custody fees
The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Telecom HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Telecom HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.  The trustee will not deliver fractional shares of underlying securities.  To the extent that any cancellation of Telecom HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share.  Except with respect to the right to vote for dissolution of the trust, the Telecom HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Telecom HOLDRS represents your beneficial ownership of the underlying securities.  Owners of Telecom HOLDRS have the same rights and privileges as if they owned beneficially the underlying securities in “street name” outside of Telecom HOLDRS.  These include the right to instruct the trustee to vote the underlying securities or attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Telecom HOLDRS and the right to surrender Telecom HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement”.  Telecom HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Telecom HOLDRS.  However, due to the nature of Telecom HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Telecom HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Telecom HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of Telecom HOLDRS would need to surrender their Telecom HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities.  As such, you will receive such reports and communications from the broker through which you hold your Telecom HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Telecom HOLDRS in “street name” through a brokerage account.  The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented by the companies included in the Telecom HOLDRS at the time of the distribution.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you.  In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee.  If any tax or other governmental charge becomes due with respect to Telecom HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Telecom HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Telecom HOLDRS, including those underlying securities not subject to a tender offer or repurchase offer.  For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement – Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities
As a result of distributions of securities by companies included in the Telecom HOLDRS or other corporate events, such as mergers, a Telecom HOLDR may represent an interest in a fractional share of an underlying security.  You are entitled to receive distributions proportionate to your fractional shares.  In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.  The trustee will aggregate the votes of all of the share fractions represented by Telecom HOLDRS and will vote the largest possible number of whole shares.  If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes.  For example, if 100,001 round-lots of 100 Telecom HOLDRS are outstanding and each round-lot of 100 Telecom HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Telecom HOLDRS.  If holders of 50,000 round-lots of 100 Telecom HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Telecom HOLDRS vote their underlying securities “no,” there will be 87,500 affirmative votes and 87,501.75 negative votes.  The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Telecom HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Telecom HOLDRS.

B.
If the Securities and Exchange Commission (the “SEC”) finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Telecom HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Telecom HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Telecom HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Telecom HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Telecom HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Telecom HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Telecom HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Telecom HOLDRS or distributed from the Telecom HOLDRS to you.

Standard & Poor’s sector classifications
Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  The GICS classification standards were effective as of January 2, 2002. There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Telecom HOLDRS are currently represented in the Telecommunication Services GICS sector. The Standard & Poor’s GICS sector classifications of the securities included in the Telecom HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events	A.	The Telecom HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Telecom HOLDRS are delisted.

B.
The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

	C.	Beneficial owners of at least 75% of outstanding Telecom HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Telecom HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. receipt holder of Telecom HOLDRS as directly owning the underlying securities.  The Telecom HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.  See “U.S. Federal Income Tax Consequences.”

Listing	The Telecom HOLDRS are listed on the NYSE Arca under the symbol “TTH.”

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Telecom HOLDRS. Bid and ask prices, however, are quoted per single Telecom HOLDRS.

Clearance and settlement
Telecom HOLDRS have been issued only in book-entry form.  Telecom HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.  For further information see “Description of Telecom HOLDRS.”

THE TRUST

General.  This discussion highlights information about the Telecom HOLDRS Trust.  You should read this information, information about the depositary trust agreement, the depositary trust agreement and the amendment to the depositary trust agreement, in addition to other information included in this prospectus and the publicly available information about the issuers of the underlying securities, before you purchase Telecom HOLDRS.  The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Telecom HOLDRS Trust.  The trust was formed pursuant to the depositary trust agreement, dated as of January 24, 2000.  The depositary trust agreement was amended on November 22, 2000.  The Bank of New York Mellon is the trustee.  The Telecom HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Telecom HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Telecom HOLDRS.  The trustee will perform only administrative and ministerial acts.  The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee.  The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

DESCRIPTION OF TELECOM HOLDRS

The trust has issued Telecom HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.”  The trust may issue additional Telecom HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Telecom HOLDRS in a round-lot of 100 Telecom HOLDRS and round-lot multiples.  The trust will only issue Telecom HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Telecom HOLDRS.  In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Telecom HOLDRS, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRS.

Telecom HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities.  The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Telecom HOLDRS—The Telecom HOLDRS.”

Beneficial owners of Telecom HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust.  These include the right of investors to instruct the trustee to vote the underlying common stock, attend shareholder’s meetings and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to pledge Telecom HOLDRS or cancel Telecom HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Telecom HOLDRS are not intended to change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt.  Telecom HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities.  If, in such case, an owner of Telecom HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Telecom HOLDRS.  Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Telecom HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC.  Telecom HOLDRS are available only in book-entry form.  Owners of Telecom HOLDRS may hold their Telecom HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria.  The underlying securities initially included in the Telecom HOLDRS were the shares of common stock of a group of specified companies that, at the time of initial selection, were involved in various segments of the telecommunications industry and whose common stock was registered under section 12 of the Exchange Act.  The issuers of the underlying securities were as of December 15, 1999, among the largest capitalized and most liquid companies in the telecommunications industry as measured by market capitalization and trading volume.  As a result of a reconstitution event, a distribution of securities by an underlying issuer or other event, the companies whose common stock is included in the Telecom HOLDRS may no longer meet the initial selection criteria and may no longer consist exclusively of securities issued by companies involved in the telecommunications industry.

Underlying securities.  For a list of the underlying securities represented by Telecom HOLDRS, please refer to “Highlights of Telecom HOLDRS— The Telecom HOLDRS.”  The underlying securities may change as a result of a reconstitution event, a distribution of securities by an underlying issuer or other event.

No investigation.  The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities have not performed any investigation or review of the selected companies, including the public filings by the companies.  Accordingly, before you acquire Telecom HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.”  Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective affiliates.

General background and historical information.  For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the underlying securities currently represented by a single Telecom HOLDR, measured at the close of the business day as of the end of each month from November 30, 1998 to February 28, 2011.  The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.  Past performance of the underlying securities are not necessarily indicative of future values.

1998	Closing Price	1999	Closing Price	2000	Closing Price	2001	Closing Price
November 30	46.33	January 29	53.36	January 31	55.93	January 31	49.25
December 31	50.79	February 26	52.52	February 29	50.72	February 28	46.01
		March 31	50.70	March 31	56.17	March 30	43.57
		April 30	57.98	April 28	55.01	April 30	43.91
		May 28	55.49	May 31	52.51	May 31	44.02
		June 30	59.00	June 30	52.18	June 29	41.66
		July 30	57.36	July 31	47.37	July 31	43.85
		August 31	51.06	August 31	47.17	August 31	40.08
		September 30	55.36	September 29	50.88	September 28	43.34
		October 29	60.38	October 31	55.74	October 31	36.58
		November 30	59.45	November 30	51.37	November 30	35.91
		December 31	58.66	December 29	46.74	December 31	36.90

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price
January 31	34.80	January 31	24.51	January 30	25.78	January 31	25.72
February 28	34.25	February 28	21.79	February 27	25.43	February 28	26.22
March 28	33.91	March 31	21.42	March 31	25.30	March 31	25.77
April 30	29.02	April 30	23.65	April 30	25.51	April 29	25.66
May 31	31.36	May 30	25.44	May 28	24.26	May 31	26.00
June 28	27.44	June 30	26.08	June 30	24.83	June 30	26.28
July 31	24.14	July 31	23.78	July 30	26.14	July 29	26.88
August 30	22.90	August 29	23.56	August 31	26.52	August 31	26.36
September 30	19.12	September 30	22.76	September 30	26.85	September 30	26.03
October 31	24.81	October 31	24.12	October 29	26.61	October 31	25.49
November 29	27.80	November 28	23.44	November 30	27.44	November 30	26.44
December 31	26.33	December 31	25.62	December 31	27.99	December 30	25.60

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price
January 31	26.68	January 31	35.23	January 31	34.23	January 30	22.14
February 28	28.22	February 28	34.91	February 29	31.08	February 27	21.49
March 31	28.49	March 30	36.49	March 31	32.41	March 31	22.65
April 28	27.70	April 30	36.57	April 30	33.53	April 30	23.20
May 31	27.34	May 31	40.06	May 30	34.54	May 29	22.93
June 30	28.66	June 29	39.22	June 30	30.57	June 30	23.05
July 31	29.65	July 31	38.15	July 31	28.63	July 31	23.96
August 31	30.37	August 31	38.17	August 29	29.52	August 31	23.64
September 29	31.65	September 28	39.99	September 30	25.97	September 30	24.19
October 31	32.92	October 31	39.67	October 31	23.55	October 30	23.07
November 30	32.53	November 30	36.49	November 28	24.80	November 30	24.42
December 29	34.14	December 31	37.95	December 31	24.98	December 31	25.55

2010	Closing Price	2011	Closing Price
January 29	23.15	January 31	26.96
February 26	22.91	February 28	27.59
March 31	24.20
April 30	23.55
May 28	22.43
June 30	22.26
July 30	24.06
August 31	24.55
September 30	26.37
October 29	26.37
November 30	25.95
December 31	27.88

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.  The depositary trust agreement, dated as of January 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York Mellon, as trustee, other depositors and the owners of the Telecom HOLDRS, provides that Telecom HOLDRS will represent an owner’s undivided beneficial ownership interest in the common stock of the underlying companies.  The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

The trustee.  The Bank of New York Mellon serves as trustee for Telecom HOLDRS.  On July 1, 2007, the Bank of New York Company, Inc. and Mellon Financial Corporation merged into The Bank of New York Mellon Corporation or The Bank of New York Mellon.  The Bank of New York Mellon, a New York state-chartered banking organization, is a provider of financial services for institutions, corporations and high net-worth individuals, providing asset and wealth management, asset servicing, issuer services, clearing and execution services and treasury services.

Issuance, transfer and surrender of Telecom HOLDRS.  You may create and cancel Telecom HOLDRS only in round-lots of 100 Telecom HOLDRS.  You may create Telecom HOLDRS by delivering to the trustee the requisite underlying securities.  The trust will only issue Telecom HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Telecom HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Telecom HOLDRS, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRS.  Similarly, you must surrender Telecom HOLDRS in integral multiples of 100 Telecom HOLDRS to withdraw deposited shares from the trust.  The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Telecom HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares.  You may request withdrawal of your deposited shares during the trustee’s normal business hours.  The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights.  You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Telecom HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Telecom HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions.  You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.  The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution.  Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.  Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Telecom HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the Telecom HOLDRS at the time of the distribution of such securities.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee.  In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Telecom HOLDRS.  The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you.  In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities.  With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates.  With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications.  The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities.  You may surrender your Telecom HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any.  You should receive your underlying securities no later than the business day after the trustee receives your request.  If you surrender Telecom HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Telecom HOLDRS.

Further issuances of Telecom HOLDRS.  The depositary trust agreement provides for further issuances of Telecom HOLDRS on a continuous basis without your consent.

Reconstitution events.  The depositary trust agreement provides for the automatic distribution of underlying securities from Telecom HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Telecom HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Telecom HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Telecom HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Telecom HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities from the Telecom HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Telecom HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, such as a merger, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Telecom HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Telecom HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Telecom HOLDRS or distributed from the Telecom HOLDRS to you.

Standard & Poor’s sector classifications.  Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Telecom HOLDRS are currently represented in the Telecommunication Services GICS sector.  The Standard & Poor’s GICS sector classifications of the securities included in the Telecom HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination of the trust.  The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.  Upon termination, the beneficial owners of Telecom HOLDRS will surrender their Telecom HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.  The trust also will terminate if Telecom HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Telecom HOLDRS are delisted.  Finally, the trust will terminate if 75% of the owners of outstanding Telecom HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement.  The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Telecom HOLDRS.  Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Telecom HOLDRS.  Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Telecom HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Telecom HOLDRS.

Issuance and cancellation fees.  If you wish to create Telecom HOLDRS by delivering to the trust the requisite underlying securities represented by a round-lot of 100 Telecom HOLDRS, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS.  If you wish to cancel your Telecom HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Telecom HOLDRS issued.  The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions.  If you choose to create Telecom HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees.  The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRS to be deducted from any cash dividend payments or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.  The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee.  The Bank of New York Mellon, ADR Division, 101 Barclay Street, New York, New York 10286.

Governing law.  The depositary trust agreement and the Telecom HOLDRS are governed by the laws of the State of New York.  The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee.  The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Telecom HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement.  Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Telecom HOLDRS for receipt holders.  A “U.S. receipt holder” is a receipt holder that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. receipt holder” is a receipt holder that is an individual, a corporation, an estate or a trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Telecom HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships acquiring Telecom HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, U.S. receipt holders that directly or indirectly own 10% or more of the voting stock of an issuer of the underlying securities, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Telecom HOLDRS as part of a conversion transaction, straddle, hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax.  In addition, this discussion generally is limited to investors who will hold the Telecom HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Moreover, this discussion does not address Telecom HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes.  We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Telecom HOLDRS

A U.S. receipt holder purchasing and owning Telecom HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Telecom HOLDRS.  Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Telecom HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire for taxable years beginning after December 31, 2012.  Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.”  In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by, for example, entering into a hedging transaction.  Special rules apply to a U.S. receipt holder who leverages its investment in Telecom HOLDRS.  U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Telecom HOLDRS among the underlying securities based on their relative fair market values at the time of purchase.  Similarly, when a U.S. receipt holder sells Telecom HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale.  A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.  With respect to purchases of Telecom HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Telecom HOLDRS.  Similarly, with respect to sales of Telecom HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Telecom HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Telecom HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares.  Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares.  The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares.  The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities.  Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities.  A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security.  Similarly, the brokerage fee incurred in selling Telecom HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid.  These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible.  If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

Dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at the preferential rates for dividends mentioned above.  A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program;

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States; and

•	a corporation that is incorporated in a possession of the United States;

but will not include a passive foreign investment company (a “PFIC”).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value of the dividend (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars.  In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipt holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability.  Dividends distributed by a foreign issuer generally will constitute “passive category income.”  For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States.  Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income.  The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax.  Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes.  With respect to these issuers, U.S. receipt holders of Telecom HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.  In some cases, however, the U.S. receipt holders of Telecom HOLDRS may have to apply independently to a foreign tax authority for a refund of withheld taxes.

Furthermore, special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC.  The initial depositor and the trustee do not undertake to review, periodically or otherwise, or make inquiries regarding the PFIC status of the underlying issuers or to notify the U.S. receipt holders of such status, and no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner that affects the PFIC determination.  A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Telecom HOLDRS or of the underlying securities or upon the receipt of “excess distributions.”  To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder may be able to make one of certain elections (to the extent available under specific rules and, if applicable, the underlying issuer provides certain requisite information) including an election to be taxed currently on its pro rata portion of the corporation’s income.  If such an election were made, a U.S. receipt holder would be required to include its pro rata share of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

U.S. receipt holders also generally would be required to file Internal Revenue Service (“IRS”) Form 8621 in any year in which at least one of the underlying issuers is classified as a PFIC. U.S. receipt holders should also be aware that recently enacted legislation may broaden the current IRS Form 8621 filing requirements or impose an additional annual filing requirement for U.S. persons owning shares of a PFIC.  The legislation does not describe what information would be required to be included in either situation, but grants the Secretary of the Treasury Department power to make this determination.  U.S. receipt holders should consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Wireless HOLDRS, including the availability and advisability of making any elections thereunder and the application of the recently enacted legislation to their particular situations.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers.  A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements.  However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons.  In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.  Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends-received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Telecom HOLDRS or of the underlying securities unless:

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met;

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder; or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than five percent of the common stock of such issuer.  It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

A non-U.S. receipt holder described in the first bullet point above will be subject to U.S. federal income tax with respect to such gain at a rate of 30% (or lower applicable treaty rate), which gain may be offset by certain losses.  A non-U.S. receipt holder described in the second or third bullet points above will be subject to U.S. federal income tax with respect to such gain on a net income basis at the applicable graduated individual or corporate rates (and, in the case of a corporate non-U.S. receipt holder, may also be subject to a 30% branch profits tax, subject to reduction by an applicable income tax treaty).

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Telecom HOLDRS (or the underlying securities).  If you are a U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder or provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.  However, payments of dividends to non-U.S. receipt holders will be reported to the IRS even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

In addition, U.S. receipt holders should be aware that recently enacted legislation imposes new reporting requirements with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds U.S. $50,000.  Similarly, non-U.S. receipt holders should be aware of recent legislation that, beginning on January 1, 2013, would impose a 30% withholding tax on certain payments (which could include dividends on and gross proceeds from the sale or other disposition of shares of stock of a U.S. issuer) made to a non-U.S. entity that fails to disclose the identity of its direct or indirect “substantial United States owners’’ or to certify that it has no such owners.  Various exceptions are provided under the legislation and additional exceptions may be provided by subsequent guidance.  Receipt holders should consult their independent tax advisors regarding the potential application and impact of these new requirements to their purchase, ownership and disposition of the Wireless HOLDRS based upon their particular situations.  The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a receipt holder’s or an issuer’s particular facts and circumstances.  We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Telecom HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Telecom HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Telecom HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Telecom HOLDRS.  The trust delivered the initial distribution of Telecom HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

Investors who purchase Telecom HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account.  We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Telecom HOLDRS.  Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions.  Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Telecom HOLDRS.  Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Telecom HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Telecom HOLDRS, by Shearman & Sterling LLP, New York, New York.  Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Telecom HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Telecom HOLDRS.  While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.  You should review the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov.  You also may read and copy the registration statement at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act.  The trust will file modified reports pursuant to the Exchange Act.

Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC.

For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above.  However, some of the issuers of the underlying securities may be considered foreign issuers.  The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers.  In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR.  Therefore, this information may not be accessible through the SEC’s Web site.  Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Telecom HOLDRS.  This prospectus relates only to Telecom HOLDRS and does not relate to the other securities of the issuers of the underlying securities.  The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.  We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Telecom HOLDRS.  We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete.  Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Telecom HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.  The following information regarding the underlying securities was derived from publicly available information released by third-party sources.  None of this information was prepared by us or our affiliates or on our or our affiliates' behalf and none of Merrill, Lynch, Pierce, Fenner & Smith Incorporated, the Bank of New York Mellon or any of their respective affiliates assumes any responsibility for the accuracy or completeness of such information.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 2006, 2007, 2008, 2009 and 2010 through to February 28, 2011.  The historical prices of the underlying securities should not be taken as an indication of future performance.

AT&T Inc. (T)

AT&T Inc. provides telecommunication products and services to consumers, businesses, and other telecommunication service providers under the AT&T brand worldwide.  The company’s Wireless segment offers wireless voice communications services, including local wireless communications, long-distance, and roaming services with various postpaid and prepaid service plans.  This segment also supplies various handsets, wirelessly enabled computers, personal computer wireless data cards, and accessories.  Its Wireline segment offers voice services, including local and long-distance services, calling card, 1-800 services, conference calling, wholesale switched access service, caller ID, call waiting, and voice mail services.  This segment also provides data services, such as switched and dedicated transport, Internet access and network integration, and data equipment; high-speed connections comprising private lines, packet, dedicated Internet, and enterprise networking services, as well as DSL/broadband, dial-up Internet access, and WiFi products; businesses voice applications over IP-based networks; and local, interstate, and international wholesale networking capacity to other service providers.  In addition, Wireline segment offers Web hosting, application management, security service, integration services, customer premises equipment, outsourcing, government-related services, satellite video, and U-verse television services.  The company’s Advertising and Publishing segment publishes Yellow and White Pages directories; and sells directory and Internet-based advertising and local search.  Further, AT&T provides multi-enterprise collaboration services to businesses in various industries, including retail, financial services, manufacturing, healthcare, and telecommunication.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	25.95	January	37.63	January	38.49	January	24.62	January	25.36	January	27.52
February	27.59	February	36.80	February	34.83	February	23.77	February	24.81	February	28.38
March	27.04	March	39.43	March	38.30	March	25.20	March	25.84
April	26.21	April	38.72	April	38.71	April	25.62	April	26.06
May	26.06	May	41.34	May	39.90	May	24.79	May	24.30
June	27.89	June	41.50	June	33.69	June	24.84	June	24.19
July	29.99	July	39.16	July	30.81	July	26.23	July	25.94
August	31.13	August	39.87	August	31.99	August	26.05	August	27.03
September	32.56	September	42.31	September	27.92	September	27.01	September	28.60
October	34.25	October	41.79	October	26.77	October	25.67	October	28.52
November	33.91	November	38.21	November	28.56	November	26.94	November	27.79
December	35.75	December	41.56	December	28.50	December	28.03	December	29.38

BCE INC. (BCE)

BCE Inc. provides a suite of communication services to residential and business customers primarily in Canada.  Its services include Bell Home Phone local and long distance services, Bell Mobility and Solo Mobile wireless, high-speed Bell Internet, Bell TV direct-to-home satellite and VDSL television, and IP-broadband services, as well as information and communications technology services, such as voice, data, Internet, video, and value-added solutions.  The company’s solutions for small and medium-sized business customers comprise Internet access; Web hosting; business applications that automate business processes, enhance online presence, secure networks, and support employees; wireless voice and data solutions; various WAN/LAN and cabling solutions; and local and long-distance telephone services and systems.  BCE Inc. also delivers security, call centre, storage, and vertical industry solutions through CPE and infrastructure solutions, IT consulting, and outsourcing and managed services to enterprise customers.  In addition, it provides wireless voice and data communications products and services; and value added services, such as call display and voicemail, e-mail and video streaming, music downloads, ringtones, and games, as well as roaming services with other wireless service providers.  Additionally, the company offers IT professional services in Canada and the United States.  Further, it engages in renting, selling, and maintaining business terminal equipment; and selling video set-top box, as well as provides network installation and maintenance services for third parties.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	26.46	January	26.26	January	34.84	January	20.46	January	25.75	January	36.33
February	26.51	February	26.22	February	36.20	February	19.57	February	27.76	February	37.12
March	26.30	March	28.28	March	33.73	March	19.90	March	29.35
April	27.02	April	33.75	April	36.48	April	21.40	April	30.10
May	26.49	May	36.90	May	35.14	May	22.90	May	29.21
June	25.85	June	37.79	June	34.81	June	20.66	June	29.27
July	22.84	July	37.84	July	37.94	July	23.04	July	30.61
August	24.99	August	38.20	August	37.83	August	24.57	August	31.24
September	27.09	September	40.05	September	34.71	September	24.67	September	32.50
October	28.28	October	43.61	October	29.01	October	23.98	October	33.51
November	24.59	November	39.20	November	19.79	November	26.50	November	33.88
December	27.00	December	39.74	December	20.49	December	27.61	December	35.46

CENTURYLINK, INC. (CTL)

CenturyLink, Inc., together with its subsidiaries, operates as an integrated communications company.  The company provides a range of communications services, including local and long distance voice, wholesale network access, high-speed Internet access, other data services, and video services in the continental United States.  Its services include local exchange and long distance voice telephone services, as well as enhanced voice services; network access services; data services, including high-speed Internet access services, and data transmission services.  The company also offers other related services, such as leasing, selling, installing, and maintaining customer premise telecommunications equipment and wiring; provides billing and collection services to third parties; participates in the publication of local telephone directories; and provides printing, database management, direct mail services, and cable television services.  In addition, the company provides network database services, as well as switched digital video services and wireless broadband Internet services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	33.30	January	44.84	January	36.82	January	27.14	January	34.01	January	43.24
February	35.98	February	44.75	February	36.19	February	26.33	February	34.27	February	41.18
March	39.12	March	45.19	March	33.24	March	28.12	March	35.46
April	37.70	April	46.05	April	32.45	April	27.15	April	34.11
May	35.75	May	49.42	May	35.41	May	30.85	May	34.33
June	37.15	June	49.05	June	35.59	June	30.70	June	33.31
July	38.57	July	45.87	July	37.19	July	31.39	July	35.62
August	39.82	August	47.98	August	38.63	August	32.23	August	36.16
September	39.67	September	46.22	September	36.65	September	33.60	September	39.46
October	40.24	October	44.05	October	25.11	October	32.46	October	41.38
November	42.55	November	42.63	November	26.56	November	35.59	November	42.99
December	43.66	December	41.46	December	27.33	December	36.21	December	46.17

CINCINNATI BELL INC. (CBB)

Cincinnati Bell Inc. provides data and voice communications services over wireline and wireless networks, as well as offers data center operations, related management services, and equipment in the United States.  It operates in three segments: Wireline, Wireless, and Technology Solutions.  The Wireline segment provides local voice, data, long-distance, voice over Internet protocol (VoIP), and other services.  Local voice services include local telephone service; switched access; information services, such as directory assistance; and value-added services, such as caller identification, voicemail, call waiting, call return, and text messaging.  This segment’s data services comprise digital subscriber line, dial-up Internet access, dedicated network access, Gigabit Ethernet, and asynchronous transfer mode data transport.  Long distance and VoIP services consist of long distance voice, audio conferencing, VoIP, and other broadband services.  This segment also offers monitoring services; public payphones; television over coaxial cable and fiber optical cable; high-speed Internet over fiber optical cable; inside wire installation for business enterprises; data center collocation services; billing, clearinghouse, and other ancillary services primarily for inter-exchange carriers.  The Wireless segment provides advanced digital wireless voice and data communications services through the wireless network in a licensed service territory, which includes Greater Cincinnati and Dayton, Ohio, as well as the areas of northern Kentucky and southeastern Indiana.  The Technology Solutions segment offers a range of managed and outsourced IT and telecommunications services, including outsourced data center collocation, related data center managed services, IT and telephony equipment sales, and professional IT infrastructure staff augmentation services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	3.50	January	4.86	January	3.88	January	1.39	January	2.91	January	2.85
February	4.09	February	4.55	February	3.88	February	1.66	February	2.96	February	2.64
March	4.52	March	4.70	March	4.26	March	2.30	March	3.41
April	4.20	April	5.07	April	4.64	April	2.79	April	3.37
May	3.89	May	5.83	May	4.21	May	2.79	May	3.18
June	4.10	June	5.78	June	3.98	June	2.84	June	3.01
July	4.01	July	5.16	July	3.90	July	3.13	July	2.96
August	5.05	August	4.88	August	3.90	August	3.33	August	2.35
September	4.82	September	4.94	September	3.09	September	3.50	September	2.67
October	4.69	October	5.42	October	2.39	October	3.08	October	2.45
November	4.52	November	4.76	November	1.73	November	2.98	November	2.44
December	4.57	December	4.75	December	1.93	December	3.45	December	2.80

FRONTIER COMMUNICATIONS CORPORATION (FTR)

Frontier Communications Corporation provides regulated and unregulated voice, data, and video services to residential, business, and wholesale customers in the United States.  The company offers switched access services that allow other carriers to use the facilities to originate and terminate their long distance voice and data traffic; local services, which include basic telephone wireline services to residential and business customers; long distance services; data services, including Internet access via high-speed or dial up Internet access, portal and e-mail products frame relay, Metro Ethernet, asynchronous transfer mode, switching services, and hard drive back-up services, as well as other data transmission services; and directory services that provides white and yellow page directories for residential and business listings.  It also provides television services, which comprise access to various digital television channels featuring movies, sports, news, music, and high-definition TV programming; and wireless data services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	12.27	January	14.66	January	11.47	January	8.11	January	7.61	January	9.17
February	13.35	February	15.06	February	10.74	February	7.20	February	7.79	February	8.49
March	13.27	March	14.95	March	10.49	March	7.18	March	7.44
April	13.28	April	15.57	April	10.72	April	7.11	April	7.96
May	12.68	May	15.85	May	11.66	May	7.28	May	7.95
June	13.05	June	15.27	June	11.34	June	7.14	June	7.11
July	12.83	July	14.43	July	11.56	July	7.00	July	7.64
August	13.79	August	14.51	August	12.57	August	7.11	August	7.73
September	14.04	September	14.32	September	11.50	September	7.54	September	8.17
October	14.66	October	13.16	October	7.61	October	7.17	October	8.78
November	14.17	November	12.98	November	8.72	November	7.90	November	9.10
December	14.37	December	12.73	December	8.74	December	7.81	December	9.73

LEVEL 3 COMMUNICATIONS, INC. (LVLT)

Level 3 Communications, Inc. engages in the communications business in North America and Europe.  It offers network and Internet services, including transport services, high speed Internet protocol services, dedicated Internet access, virtual private network services, and dark fiber services, as well as managed modem, an outsourced, turn-key infrastructure solution; and colocation services.  The company also provides various media services, comprising Vyvx services that provide audio and video feeds over fiber or satellite; content delivery network services; media delivery services to customers seeking to manage, protect, and monetize content delivered over the Internet; a range of local and long distance voice services, such as VoIP and traditional circuit-switch based services; and VoIP Enhanced Local, a VoIP service that enables broadband cable operators, IXCs, VoIP providers, and other companies operating their own switching infrastructure to launch IP-based local and long-distance voice services through a broadband connection. Level 3 Communications’ media services also consist of SIP Trunking, a VoIP-based local phone service; Local Inbound service that terminates traditional telephone network originated calls to Internet Protocol termination points; Primary Rate Interface, a TDM local phone service that could be configured in various ways; Long Distance services portfolio comprising local and long distance transport and termination services; and Toll Free services portfolio, which terminate toll free calls that are originated on the traditional telephone network.  Further, it sells coal primarily through long-term contracts with public utilities.  The company was founded in 1884 and is headquartered in Broomfield, Colorado.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	3.75	January	6.20	January	3.44	January	1.00	January	1.39	January	1.23
February	3.40	February	6.57	February	2.23	February	0.80	February	1.59	February	1.40
March	5.18	March	6.10	March	2.12	March	0.92	March	1.62
April	5.40	April	5.56	April	2.97	April	1.12	April	1.54
May	4.97	May	5.81	May	3.43	May	1.07	May	1.34
June	4.44	June	5.85	June	2.95	June	1.51	June	1.09
July	3.92	July	5.23	July	3.40	July	1.23	July	1.13
August	4.43	August	5.23	August	3.43	August	1.20	August	1.03
September	5.39	September	4.65	September	2.70	September	1.39	September	0.94
October	5.29	October	3.03	October	1.05	October	1.18	October	0.97
November	5.34	November	3.36	November	0.94	November	1.25	November	1.01
December	5.60	December	3.04	December	0.70	December	1.53	December	0.98

QWEST COMMUNICATIONS INTERNATIONAL INC. (Q)

Qwest Communications International Inc. provides data, Internet, video, and voice services in the United States and internationally.  The company offers its products and services using telecommunications network, which consists of voice and data switches, copper cables, fiber optic broadband cables, and other equipment to mass markets, business, and wholesale customers.  It provides various data and Internet services, including private line, multi-protocol label switching, broadband, VoIP, and data integration services, as well as Web hosting and related services comprising provision space, power, bandwidth, and managed services in data centers; and server and application management, back-up, disaster recovery, and Web design services.  Its data and Internet services also consist of traditional wide area network products, such as ATM, frame relay, dedicated Internet access, and virtual private network; integrated services digital network; and Internet dial-up access.  The company’s voice services include local voice services comprising basic local exchange and switching services; local voice exchange services, such as caller ID, call waiting, call return, 3-way calling, call forwarding, and voice mail; long-distance voice services consisting of domestic and international long-distance services, and toll free services; and wireless products and services.  Qwest Communications International’s data, Internet, and video services comprise Internet, Internet-based services, and satellite digital television.  The company also engages in lease and sublease of real estate properties, such as space in office buildings, warehouses, and other properties.  The company sells its products and services through its sales and call centers, Web site, telemarketing, retail stores, and kiosks, as well as relationships and arrangements with third-party sales agents.  It has strategic partnerships with DIRECTV and Verizon Wireless.  The company was founded in 1983 and is based in Denver, Colorado.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	6.02	January	8.15	January	5.89	January	3.22	January	4.21	January	7.13
February	6.32	February	8.88	February	5.40	February	3.39	February	4.56	February	6.82
March	6.80	March	8.99	March	4.53	March	3.42	March	5.22
April	6.71	April	8.88	April	5.16	April	3.89	April	5.23
May	7.01	May	10.29	May	4.85	May	4.36	May	5.24
June	8.09	June	9.70	June	3.93	June	4.15	June	5.25
July	7.79	July	8.53	July	3.83	July	3.86	July	5.66
August	8.81	August	8.95	August	3.78	August	3.59	August	5.65
September	8.72	September	9.16	September	3.23	September	3.81	September	6.27
October	8.63	October	7.18	October	2.89	October	3.59	October	6.61
November	7.69	November	6.63	November	3.20	November	3.65	November	7.00
December	8.37	December	7.01	December	3.64	December	4.21	December	7.61

SPRINT NEXTEL CORPORATION (S)

Sprint Nextel Corporation offers wireless and wireline communications products and services to consumers, businesses, and government users in the United States, Puerto Rico, and the U.S. Virgin Islands.  Its Wireless segment provides wireless mobile voice and data transmission services on networks that utilize CDMA and iDEN technologies, as well as offers fourth generation wireless services.  Its wireless data communications services comprise Internet access and messaging, email services, wireless photo and video offerings, and mobile entertainment applications, as well as asset and fleet management, dispatch services, and navigation tools; and wireless voice communications services include basic local and long distance wireless voice services, voicemail, call waiting, three way calling, caller identification, directory assistance, call forwarding, speakerphone, and push-to-talk services, as well as roaming services.  This segment sells accessories, such as carrying cases, hands-free devices, batteries, and battery chargers, as well as devices and accessories to agents and other third-party distributors for resale.  In addition, it markets its post-paid services under the Sprint and Nextel names; prepaid services under the Boost Mobile, Virgin Mobile, and Assurance Wireless names.  The company’s Wireline segment provides wireline voice and data communications services, including domestic and international data communications using various protocols, such as multiprotocol label switching technologies, IP, asynchronous transfer mode, IP-based frame relay, managed network services, voice over IP, and traditional voice services.  It also offers wide-area network and long distance services, as well as operates an all-digital long distance and Tier 1 IP network.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	20.76	January	17.83	January	10.53	January	2.43	January	3.28	January	4.52
February	21.80	February	19.30	February	7.11	February	3.29	February	3.33	February	4.37
March	23.44	March	18.96	March	6.69	March	3.57	March	3.80
April	22.50	April	20.03	April	7.99	April	4.36	April	4.25
May	21.21	May	22.85	May	9.36	May	5.15	May	5.13
June	19.99	June	20.71	June	9.50	June	4.81	June	4.24
July	19.80	July	20.53	July	8.14	July	4.00	July	4.57
August	16.92	August	18.92	August	8.72	August	3.66	August	4.06
September	17.15	September	19.00	September	6.10	September	3.95	September	4.63
October	18.69	October	17.10	October	3.13	October	2.96	October	4.13
November	19.51	November	15.52	November	2.79	November	3.71	November	3.78
December	18.89	December	13.13	December	1.83	December	3.66	December	4.23

TELEPHONE AND DATA SYSTEMS, INC. (TDS)

Telephone and Data Systems, Inc., through its subsidiaries, provides wireless and wireline telecommunications services in the United States.  The company’s wireless products and services include wireless handset devices and laptop cards; accessories, such as carrying cases, hands-free devices, batteries, battery chargers, and other products; service repair programs; packaged voice and data pricing plans; wide area and national consumer plans; hybrid prepay service plans; and data services comprising weather, sports information, games, ring tones, and other services.  Its wireless products and services also comprise mobile browser for accessing Web email, social networking, and other Internet sites, and performing ecommerce transactions; mobile e-mail; Your Navigator, which offers voice-prompted turn-by-turn navigation to help customers reach their destinations; Music Sync that turns a customer’s handset into a music player; Search and Info, which allows customers to search for ring tones, wallpapers, games, and applications; and multimedia services, including digital radio, mobile TV, and 3D gaming.  The company’s wireline telecommunication services consist of local and long-distance voice service, broadband services, network access, and video services.  In addition, it provides printing and distribution services.  Telephone and Data Systems sells its products through retail sales and service centers, and independent agents and direct sales, as well as through the Internet and telesales.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	35.83	January	55.95	January	52.62	January	30.51	January	31.55	January	35.75
February	37.40	February	55.78	February	46.90	February	29.50	February	31.21	February	33.65
March	39.44	March	59.62	March	39.27	March	26.51	March	33.85
April	39.20	April	56.95	April	38.30	April	28.67	April	34.66
May	38.98	May	61.90	May	47.67	May	30.31	May	32.88
June	41.40	June	62.57	June	47.27	June	28.30	June	30.39
July	40.86	July	66.40	July	42.40	July	25.74	July	34.13
August	42.41	August	64.75	August	38.40	August	26.37	August	28.89
September	42.10	September	66.75	September	35.75	September	31.01	September	32.80
October	48.85	October	69.80	October	26.85	October	29.62	October	34.83
November	51.66	November	62.25	November	32.45	November	30.49	November	35.68
December	54.33	December	62.60	December	31.75	December	33.92	December	36.55

VERIZON COMMUNICATIONS INC. (VZ)

Verizon Communications Inc. provides communication services in the United States and internationally.  It operates in two segments, Wireline and Domestic Wireless.  The Wireline segment provides voice, Internet access, broadband video and data, next generation IP network services, network access, and long distance services to consumers, carriers, businesses, and government customers.  The Domestic Wireless segment offers wireless voice and data products, and other value-added services, as well as sells equipment.  It was formerly known as Bell Atlantic Corporation and changed its name to Verizon Communications Inc. in June 2000.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	28.38	January	35.83	January	36.12	January	27.91	January	27.49	January	35.62
February	30.21	February	34.79	February	33.79	February	26.66	February	27.03	February	36.92
March	30.53	March	35.27	March	33.91	March	28.22	March	28.98
April	29.61	April	35.52	April	35.96	April	28.35	April	27.00
May	27.97	May	40.49	May	35.95	May	27.34	May	25.71
June	30.02	June	38.30	June	33.08	June	28.71	June	26.18
July	30.31	July	39.65	July	31.81	July	29.97	July	29.06
August	31.53	August	38.96	August	32.82	August	29.00	August	29.53
September	33.28	September	41.19	September	29.98	September	28.28	September	32.59
October	33.16	October	42.86	October	27.72	October	27.65	October	32.48
November	32.50	November	40.19	November	30.51	November	29.40	November	32.01
December	34.64	December	40.64	December	31.68	December	30.96	December	35.78

WINDSTREAM CORPORATION (WIN)

Windstream Corporation, together with its subsidiaries, provides various telecommunications services primarily in rural areas in the United States.  It offers phone, high-speed Internet, and digital television services.  The company also offers a range of Internet protocol based voice and data services, and advanced phone systems and equipment to businesses and government agencies.  In addition, it provides various enhanced service features, including call waiting, call forwarding, caller identification, three-way calling, no-answer transfer, and voicemail.  Further, the company offers other telecommunications services, including interconnection, long distance, and custom calling services.  It serves residential and business customers.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	11.79	January	14.88	January	11.61	January	8.68	January	10.31	January	12.81
February	12.35	February	15.05	February	11.76	February	7.46	February	10.13	February	12.54
March	13.16	March	14.69	March	11.95	March	8.06	March	10.89
April	13.05	April	14.62	April	11.74	April	8.30	April	11.04
May	12.32	May	15.02	May	13.34	May	8.41	May	10.67
June	11.45	June	14.76	June	12.34	June	8.36	June	10.56
July	12.53	July	13.76	July	11.92	July	8.77	July	11.40
August	13.20	August	14.28	August	12.42	August	8.57	August	11.51
September	13.19	September	14.12	September	10.94	September	10.13	September	12.29
October	13.72	October	13.45	October	7.51	October	9.64	October	12.66
November	13.94	November	12.95	November	8.86	November	9.92	November	13.04
December	14.22	December	13.02	December	9.20	December	10.99	December	13.94

1,000,000,000 Depositary Receipts

Telecom HOLDRSSM Trust

PROSPECTUS

March 15, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

See Index to Exhibits.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)           For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 11 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 15, 2011.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name:	Sallie L. Krawcheck
Title:	Co-Chief Executive Officer
Executive Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 11 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 15, 2011.

Signature		Title
*		Co-Chief Executive Officer, Executive Vice President and Director
Sallie L. Krawcheck		(Principal Executive Officer)

*		Co-Chief Executive Officer, Executive Vice President and Director
Thomas K. Montag		(Principal Executive Officer)

*		Chief Financial Officer and Senior Vice President
Robert Qutub		(Principal Financial Officer and Principal Accounting Officer)

*		Executive Vice President and Director
Bruce R. Thompson

*By:	/s/ Liam B. O’Neil	Attorney-in-Fact
Liam B. O’Neil

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on December 22, 1999 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Telecom HOLDRS.

*4.2
Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on Form S-1 for Telecom HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Telecom HOLDRS Receipts, filed on December 22, 1999 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Telecom HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on December 22, 1999 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Telecom HOLDRS.

*8.2
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 11, 2003 as an exhibit to Amendment No. 5 to the registration statement filed on Form S-1 for Telecom HOLDRS.

*24.1	Power of Attorney of Sallie L. Krawcheck, Thomas K. Montag, Robert Qutub and Bruce R. Thompson.

*  Previously filed